                           BID.COM International Inc.
                            Statement of Operations
     (expressed in thousands of Canadian dollars, except per share amounts)
--------------------------------------------------------------------------------
                          (Canadian GAAP, unaudited)


                                              Three Months Ended                         Six Months Ended
                                                   June 30                                   June 30
                                  -----------------------------------------------------------------------------------

                                      1999           1999          1998        1999            1999           1998
                                      ----           ----          ----        ----            ----           ----

                                               (translated into                          (translated into
                                                 US$ at $US =                              US$ at $US =
                                                Cdn$1.462 for                             Cdn$1.462 for
                                                 convenience)                              convenience)
Revenue                             $  6,250          $  4,275   $  5,577     $ 11,265          $  7,705     $  7,395
                                  -----------------------------------------------------------------------------------

Direct expenses                        4,983             3,408      5,543        9,509             6,504        7,336

General and administrative             2,935             2,008      1,140        5,351             3,660        2,147

Advertising and promotion              1,860             1,272      3,428        3,273             2,239        5,568

Software development and expense         216               148        212          402               275          323

Depreciation and amortization             95                65        101          180               123          135
                                  -----------------------------------------------------------------------------------
                                      10,089             6,901     10,424       18,715            12,801       15,509
                                  -----------------------------------------------------------------------------------

Interest income                          262               179         17          363               248           28

Net loss                             ($3,577)          ($2,447)   ($4,830)     ($7,087)          ($4,848)     ($8,086)
                                  ===================================================================================

Loss per basic share                  ($0.07)           ($0.05)    ($0.25)      ($0.15)           ($0.10)      ($0.40)
                                  ===================================================================================

Weighted average common shares
outstanding                           49,351            49,351     19,501       48,066            48,066       20,215
                                  ===================================================================================


                                                                             June 30,       June 30,        Dec. 31,
Balance Sheet Data:                                                           1999              1999         1998
                                  -----------------------------------------------------------------------------------
                                                                            (unaudited)    (unaudited)     (unaudited)
                                                                                            (in US$)

Cash and marketable securities                                                $ 18,732          $ 12,812     $ 16,598
Other current assets                                                             5,922             4,051         3756
Other assets                                                                     3,548             2,427          693
Total assets                                                                  $ 28,202          $ 19,290     $ 21,047
                                                                              ========          ========     ========
Total current liabilities                                                        3,039             2,079         2425
Total stockholders' equity                                                      25,163            17,211        18622
Total liabilities and                                                         $ 28,202          $ 19,290     $ 21,047
 shareholders' equity                                                         ========          ========     ========

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